Exhibit 99.1

For Immediate Release

For more information contact:

Omar Choucair

Chief Financial Officer

DG

972/581-2000

JoAnn Horne

Market Street Partners

415/445-3233

DG to Explore Strategic Alternatives to
Maximize Shareholder Value

Dallas, TX – July 16, 2012 - DG® (NASDAQ: DGIT), the world’s leading ad management and distribution platform, today announced that its Board of Directors is undergoing a strategic review of the feasibility and relative merits of various financial strategies for the company, which may include partnerships, strategic business model alternatives, a sale or other transaction.

“In fulfilling our fiduciary obligation to our investors, the Board has decided to explore a number of strategic options for the Company,” said Scott Ginsburg, Chairman of DG’s Board of Directors. “We are open-minded about this process and intend to examine a variety of alternatives thoughtfully and carefully. We remain focused on executing on our business plan to bring an independent, end-to-end platform and workflow tool set for advertisers to manage, deliver, optimize and measure their campaigns across TV, Web, mobile and social channels.”

DG has engaged Goldman, Sachs and Co. in conjunction with the exploration of strategic alternatives. In making this announcement, DG offers no assurance that the review of possible alternatives will result in a sale or related transaction and the company does not intend to disclose developments until such time as the Board of Directors approves or has a transaction(s) to recommend to stockholders, or otherwise deems further disclosure appropriate.

About DG

DG connects over 11,000 global advertisers and agencies with their targeted audiences through an expansive network of over 6,000 television broadcast stations and over 11,500 web publishers in 75 countries. The Company’s television division utilizes best-in-class network and content management technologies, creative and production resources, digital asset management and syndication services that enable advertisers and agencies to work faster, smarter and more competitively. The Company’s online division, MediaMind, allows marketers to benefit from optimized management of online advertising campaigns while maximizing data driven advertising. For more information, visit www.DGit.com

Forward-Looking Statements

This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts are forward-looking statements. These statements include descriptions regarding the intent, belief or current expectations of DG or its officers with respect to the future consolidated results of operations and financial condition of DG, DG’s ability to continue to gain market share and capitalize on the anticipated global growth of digital advertising and DG’s ability to execute its strategic plans, including consummation of the M&A transaction announced herein. Such forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from those expressed or implied in the forward-looking statements as a result of various factors and assumptions, including factors discussed under the heading “Risk Factors” in DG’s Annual Report on form 10-K filed on February 29, 2012 and additional reports DG files with the Securities and Exchange Commission.